Exhibit 99.1

Nabriva Therapeutics Reports Third Quarter 2021 Financial Results and
Provides a Corporate Update

-Revenues of $8.9 million increased 8% sequentially versus Q2 2021-

-SIVEXTRO Net Sales & Prescriptions both grew 14% sequentially versus Q2 2021-

-Cash runway extended to substantially through Q2 2022-

-Conference call today at 4:30 p.m. Eastern Time-

Dublin Ireland, November 9, 2021 – Nabriva Therapeutics plc (NASDAQ: NBRV), a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections, today announced its financial results for the three months ended September 30, 2021 and provided a corporate update.

“We saw our commercial business continue to gain momentum in the third quarter, with total revenues growing to $8.9 million. We experienced a significant step-up in SIVEXTRO performance during the quarter, with double-digit prescription growth building on the trend we saw in the second quarter of 2021,” said Ted Schroeder, Chief Executive Officer of Nabriva Therapeutics. “In addition, by driving continued operating efficiency, we were able to extend our cash runway by an additional quarter to substantially through the second quarter of 2022.”

Mr. Schroeder added, “Recent trends in the oral antibiotic market have been encouraging. We have started to see a rebound with current industry-wide volumes of antibiotic use approaching 2019 levels. Our focus remains on - establishing the benefits of XENLETA with healthcare providers (HCPs) for the community-acquired bacterial pneumonia (CABP) season over the coming quarters. We launched our in-house promotion initiative with additional remote representatives promoting to targeted incremental opportunities for both XENLETA and SIVEXTRO. We also entered into a partnership with Vizient Health that we believe will help expand access to XENLETA in the hospital setting through their pharmacy network and create increased opportunities for formulary inclusion and for HCPs to prescribe XENLETA in the inpatient and outpatient setting.”

Corporate and Development Updates

●	On August 4, 2021, Nabriva renegotiated terms of its manufacturing agreement with Hovione Limited, the Company’s contract manufacturer for XENLETA. Under the renegotiated terms, Nabriva extended the agreement to manufacture XENLETA until November 2030. The initial agreement was set to expire in 2025.

●	On September 8, 2021, Nabriva announced the approval of XENLETA in Taiwan for the treatment of adults with community-acquired pneumonia.

●	On September 9, 2021, Nabriva announced an agreement with Vizient Health to make XENLETA available on their national hospital network formulary.

●	On September 24, 2021, Nabriva entered into an agreement with Lincoln Park Capital Fund, LLC for an Equity Line of Credit facility to augment capital availability.

●	On October 1, 2021, Nabriva announced the appointment of Dr. Christine Guico-Pabia as Chief Medical Officer.

●	On October 4, 2021, Nabriva published the first data demonstrating the potent anti-inflammatory properties of XENLETA. The nonclinical study, entitled “Anti-inflammatory activity of lefamulin versus azithromycin and dexamethasone in vivo and in vitro in a lipopolysaccharide-induced lung neutrophilia mouse model,” was published in the peer-reviewed journal, PLOS ONE.

Financial results

Three Months Ended September 30, 2021 and 2020

●	Revenues for the three months ended September 30, 2021 were $8.9 million compared to $1.3 million for the three months ended September 30, 2020. The $7.6 million increase was primarily due to an increase in net product revenue driven by SIVEXTRO sales.

●	Cost of revenues for the three months ended September 30, 2021, were $4.2 million compared to $25,000 for the three months ended September 30, 2020. The $4.2 million increase was primarily due to the launch of the SIVEXTRO National Drug Code (NDC) on April 12, 2021 when Nabriva started recognizing SIVEXTRO sales as revenue and the related cost of product sales in its results of operations.

●	Research and development expenses for the three months ended September 30, 2021 were $3.2 million compared to $3.5 million for the three months ended September 30, 2020. The $0.3 million decrease was primarily due to a $0.2 million decrease in stock-based compensation expense and a $0.3 million decrease in staff costs, partly offset by a $0.2 million increase in research materials and purchased services.

●	Selling, general and administrative expenses for the three months ended September 30, 2021 were $12.3 million compared to $11.0 million for the three months ended September 30, 2020. The $1.3 million increase was primarily due to the relaunch of our community-based sales force for both XENLETA and SIVEXTRO.

●	Net loss decreased $2.3 million from a $13.0 million net loss for the three months ended September 30, 2020 to a $10.7 million net loss for the three months ended September 30, 2021.

Nine Months Ended September 30, 2021 and 2020

●	Revenues for the nine months ended September 30, 2021 were $19.6 million compared to $2.6 million for the nine months ended September 30, 2020. The $17.1 million increase was primarily driven by the launch of our own SIVEXTRO NDC, as well as an increase of $2.6 million of collaboration revenues, which primarily included revenue related to our China region license agreement.

●	Cost of revenues for the nine months ended September 30, 2021 were $7.9 million compared to $0.4 million for the nine months ended September 30, 2020. The $7.5 million increase was primarily due to the launch of Nabriva’s own SIVEXTRO NDC on April 12, 2021 when Nabriva started recognizing SIVEXTRO sales as revenue and the related cost of product sales in its results of operations.

●	Research and development expenses for the nine months ended September 30, 2021 were $10.2 million compared to $12.3 million for the nine months ended September 30, 2020. The $2.0 million decrease was primarily due to a decrease in staff costs.

●	Selling, general and administrative expense for the nine months ended September 30, 2021 were $37.2 million compared to $37.8 million for the nine months ended September 30, 2020. The $0.6 million decrease was primarily driven by decreased staff costs.

●	Net loss decreased $15.3 million from a $51.7 million net loss for the nine months ended September 30, 2020 to a $36.4 million net loss for the nine months ended September 30, 2021.

●	As of September 30, 2021, the Company had cash and cash equivalents of $52.0 million. Based on its current operating plans, the Company expects that its existing cash resources will be sufficient to enable it to fund its operating expenses, debt service obligations and capital expenditure requirements substantially through the second quarter of 2022.

Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, to be filed with the U.S. Securities and Exchange Commission, for additional information regarding the Company’s business and financial results.

Company to Host Conference Call

Nabriva’s management will host a conference call today at 4:30 p.m. ET to discuss the financial results and recent corporate highlights. The dial-in number for the conference call is (866) 811-8671 for domestic participants and (409) 981-0874 for international participants, with Conference ID # 2675535. A live webcast of the conference call can be accessed through the “Investors” tab on the Nabriva Therapeutics website at www.nabriva.com. A replay will be available on this website shortly after conclusion of the event for 90 days.

About Nabriva Therapeutics plc

Nabriva Therapeutics is a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections. Nabriva Therapeutics received U.S. Food and Drug Administration approval for XENLETA® (lefamulin injection, lefamulin tablets), the first systemic pleuromutilin antibiotic for community-acquired bacterial pneumonia (CABP). Nabriva Therapeutics is also developing CONTEPO™ (fosfomycin) for injection, a potential first-in-class epoxide antibiotic for complicated urinary tract infections (cUTI), including acute pyelonephritis. Nabriva entered into an exclusive agreement with subsidiaries of Merck & Co. Inc., Kenilworth, N.J., USA to market, sell and distribute SIVEXTRO® (tedizolid phosphate) in the United States and certain of its territories.

About XENLETA

XENLETA (lefamulin) is a first-in-class semi-synthetic pleuromutilin antibiotic for systemic administration in humans discovered and developed by the Nabriva Therapeutics team. It is designed to inhibit the synthesis of bacterial protein, which is required for bacteria to grow. XENLETA’s binding occurs with high affinity, high specificity and at molecular sites that are different than other antibiotic classes. Efficacy of XENLETA was demonstrated in two multicenter, multinational, double-blind, double-dummy, non-inferiority trials assessing a total of 1,289 patients with CABP. In these trials, XENLETA was compared with moxifloxacin and in one trial, moxifloxacin with and without linezolid. Patients who received XENLETA had similar rates of efficacy as those taking moxifloxacin alone or moxifloxacin plus linezolid. The most common adverse reactions associated with XENLETA included diarrhea, nausea, reactions at the injection site, elevated liver enzymes, and vomiting. For more information, please visit www.XENLETA.com.

About SIVEXTRO

SIVEXTRO (tedizolid phosphate) was approved by the U.S. Food and Drug Administration in 2014. It is indicated in adults and pediatric patients 12 years of age and older for the treatment of acute bacterial skin and skin structure infections (ABSSSI) caused by susceptible isolates of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-resistant (MRSA) and methicillin-susceptible (MSSA) isolates), Streptococcus pyogenes, Streptococcus agalactiae, Streptococcus anginosus group (including Streptococcus anginosus, Streptococcus intermedius and Streptococcus constellatus), and Enterococcus faecalis. To reduce the development of drug-resistant bacteria and maintain the effectiveness of SIVEXTRO and other antibacterial drugs, SIVEXTRO should be used only to treat ABSSSI that are proven or strongly suspected to be caused by susceptible bacteria. When culture and susceptibility information are available, they should be considered in selecting or modifying antibacterial therapy. In the absence of such data, local epidemiology and susceptibility patterns may contribute to the empiric selection of therapy.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about its ability to successfully commercialize XENLETA for the treatment of CABP, including the managed care coverage for XENLETA, the distribution and promotion of SIVEXTRO for the treatment of ABSSSI, the development of CONTEPO for Complicated Urinary Tract Infections (cUTI), the expansion of its commercial sales force, the clinical utility of XENLETA for CABP, SIVEXTRO for ABSSSI and of CONTEPO for cUTI, the impact on gross sales revenue from the recognition of SIVEXTRO sales in its results of operations, the impact of macro events on sales of SIVEXTRO and XENLETA, plans for and timing of the review of regulatory filings for XENLETA and CONTEPO, efforts to bring CONTEPO to market, the market opportunity for and the potential market acceptance of XENLETA for CABP, SIVEXTRO for ABSSSI and CONTEPO for cUTI, the development of XENLETA and CONTEPO for additional indications, the development of additional formulations of XENLETA and CONTEPO, plans for making lefamulin available in the European Union, Canada and China, the timing for and receipt of milestone and royalty payments under its license agreement with Sumitomo Pharmaceuticals (Suzhou), plans to pursue research and development of other product candidates, plans to pursue business development initiatives, expectations regarding the ability of customers to satisfy demand for XENLETA with their existing inventory, expectations regarding the impact of the interruptions resulting from COVID-19 on its business, the sufficiency of Nabriva Therapeutics’ existing cash resources and its expectations regarding anticipated revenues from product sales and how far into the future its existing cash resources will fund its ongoing operations and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Nabriva Therapeutics’ ability to successfully implement its commercialization plans for XENLETA and SIVEXTRO and whether market demand for XENLETA and SIVEXTRO is consistent with its expectations, Nabriva Therapeutics’ ability to build and maintain a sales force for XENLETA and SIVEXTRO, the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of CONTEPO for the treatment of cUTI, the extent of business interruptions resulting from the infection causing the COVID-19 outbreak or similar public health crises, the ability to retain and hire key personnel, the availability of adequate additional financing on acceptable terms or at all and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments will cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

CONTACTS:

For Investors

Kim Anderson

Nabriva Therapeutics plc

ir@nabriva.com

For Media

Andrea Greif

Ogilvy

andrea.greif@ogilvy.com

914-772-3027

Consolidated Balance Sheets (unaudited)

	As of	As of
(in thousands, except share data)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$51,995	$41,359
Restricted cash	179	231
Short-term investments	16	16
Accounts receivable, net and other receivables	15,032	3,909
Inventory	15,581	5,823
Prepaid expenses	5,609	5,880
Total current assets	88,412	57,218
Property, plant and equipment, net	289	768
Intangible assets, net	41	80
Other non-current assets	380	370
Total assets	$89,122	$58,436
Liabilities and stockholders´ equity
Current liabilities:
Current portion of long-term debt	$2,780	$2,041
Accounts payable	1,476	2,889
Accrued expense and other current liabilities	15,094	12,844
Deferred revenue	375	750
Total current liabilities	19,725	18,524
Non-current liabilities:
Long-term debt	5,169	5,686
Other non-current liabilities	938	1,091
Total non-current liabilities	6,107	6,777
Total liabilities	25,832	25,301
Stockholders’ Equity:
Ordinary shares, nominal value $0.01, 100,000,000 ordinary shares authorized at September 30, 2021; 54,315,492 and 21,078,781 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	543	211
Preferred shares, par value $0.01, 100,000,000 shares authorized at September 30, 2021; None issued and outstanding	—	—
Additional paid in capital	645,333	579,123
Accumulated other comprehensive income	27	27
Accumulated deficit	(582,613)	(546,226)
Total stockholders’ equity	63,290	33,135
Total liabilities and stockholders’ equity	$89,122	$58,436

Consolidated Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Revenues:
Product revenue, net	$7,858	$(47)	$14,928	$61
Collaboration revenue	562	616	3,377	768
Research premium and grant revenue	442	722	1,329	1,738
Total revenue	8,862	1,291	19,634	2,567
Operating expenses:
Cost of revenues	(4,199)	(25)	(7,882)	(401)
Research and development expenses	(3,221)	(3,486)	(10,239)	(12,261)
Selling, general and administrative expenses	(12,256)	(10,997)	(37,157)	(37,763)
Total operating expenses	(19,676)	(14,508)	(55,278)	(50,425)
Loss from operations	(10,814)	(13,217)	(35,644)	(47,858)
Other income (expense):
Other income (expense), net	131	450	479	614
Interest income (expense), net	(221)	(256)	(678)	(1,451)
Loss on extinguishment of debt	—	—	—	(2,757)
Loss before income taxes	(10,904)	(13,023)	(35,843)	(51,452)
Income tax benefit (expense)	252	72	(544)	(199)
Net loss	$(10,652)	$(12,951)	$(36,387)	$(51,651)

Loss per share
Basic and diluted ($ per share)	$(0.21)	$(0.90)	$(0.93)	$(4.40)
Weighted average number of shares:
Basic and diluted	50,526,767	14,469,090	39,259,729	11,745,453

Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Net cash provided by (used in):
Operating activities	$(53,439)	$(57,967)
Investing activities	(69)	(257)
Financing activities	64,228	12,903
Effects of exchange rate changes on the balance of cash held in foreign currencies	(136)	262
Net increase (decrease) in cash and cash equivalents and restricted cash	10,584	(45,059)
Cash and cash equivalents and restricted cash at beginning of period	41,590	86,411
Cash and cash equivalents and restricted cash at end of period	$52,174	$41,352